UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2020

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of the Stockholders of Nektar Therapeutics, a Delaware corporation (the “Company”), held on June 17, 2020 (the “Annual Meeting”), the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 29, 2020.

Proposal 1

Each of the individuals listed below was elected, by a majority of the votes cast at the Annual Meeting and entitled to vote on the election of directors, to serve on the Board until the Company’s 2023 Annual Meeting of Stockholders.

Nominee	For	Percent For	Against	Abstain	Broker Non-Votes
Karin Eastham	145,797,601	96.9%	4,740,320	110,943	15,138,152
Myriam J. Curet	150,190,397	99.8%	350,696	107,771	15,138,152
Howard W. Robin	148,279,944	98.5%	2,273,368	95,552	15,138,152

In addition to the directors elected above, Jeff Ajer, Robert B. Chess, R. Scott Greer, Lutz Lingnau, and Roy A. Whitfield, continue to serve as directors after the Annual Meeting.

Proposal 2

The proposal to approve an amendment to the Amended and Restated 2017 Performance Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 10,000,000 shares was approved with approximately 89% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 11% voting against the proposal.

For	Against	Abstain
134,626,381	15,867,464	155,019

Proposal 3

The proposal to approve an amendment and restatement of the Company’s Amended and Restated Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the plan by 1,000,000 shares was approved with approximately 99% of the shares present or represented and voting at the Annual Meeting voted for the proposal and approximately 1% voting against the proposal.

For	Against	Abstain
149,354,236	1,192,673	101,955

Proposal 4

The proposal to ratify the appointment, by the audit committee of the Board, of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2020 was approved with approximately 99% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 1% voting against the proposal.

For	Against	Abstain
163,512,601	2,151,065	123,350

Proposal 5

The proposal to approve the compensation of the Company’s Named Executive Officers, on a non-binding advisory basis, was approved with approximately 98% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 2% voting against the proposal.

For	Against	Abstain
147,376,158	3,107,289	165,417

Item 8.01	Other Information

Also on June 17, 2020, to facilitate board member transitions and the replenishment of board composition, the Board of Directors of the Company adopted a policy with respect to the exercisability of vested options upon directors’ departure or retirement from the Board.  Under the policy, all directors shall have up to 36 months to exercise options that are vested as of the final date of board service, provided that the exercise period shall not exceed the original expiration date of such vested options, and further provided that any director who is also an employee of the Company as of their final date of board service shall have had an employment or other service relationship (other than board service) with the Company for at least ten years and be aged 65 or older.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEKTAR THERAPEUTICS

Date:	June 23, 2020	By:	/s/ Mark A. Wilson
Mark A. Wilson
General Counsel and Secretary

2